Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States 12 Month Natural Gas Fund, LP

March 31, 2011

Dear United States 12 Month Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2010 financial statements for the United States 12 Month Natural Gas Fund, LP (ticker symbol “UNL”). We have mailed this statement to all investors in UNL who held shares as of December 31, 2010 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current UNL Privacy Policy.  Additional information concerning UNL’s 2010 results may be found by referring to UNL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UNL’s own website at www.unitedstates12monthnaturalgasfund.com. You may also call UNL at 1-800-920-0259 to speak to a representative and request additional material, including a current UNL Prospectus.

United States Commodity Funds LLC is the general partner of UNL. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the enclosed UNL financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Commodity Index Fund	(ticker symbol: USCI)

Information about these other funds is contained within the Annual Report as well as in the current UNL Prospectus. Investors in UNL who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com
www.unitedstatesshortoilfund.com
www.unitedstatesbrentoilfund.com
www.unitedstatescommodityindexfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNL.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

  * This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

 Revised May 6, 2010

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “Company”), a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Trust”), and (ii) each commodity pool for which it serves as the general partner or the sponsor (collectively, the “Funds”), including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP, United States Short Natural Gas Fund, LP and United States Commodity Index Fund (a series of the Trust), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information.  The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the Company may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Trust and the Funds, which may include attorneys, accountants, auditors and other professionals.  The Company may also share information in connection with the servicing or processing of Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence.  Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information.  The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors.  The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future.  The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2010, 2009 and 2008

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2010, 2009 and 2008 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States 12 Month Natural Gas Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States 12 Month Natural Gas Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States 12 Month Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2010 and 2009, including the schedule of investments as of December 31, 2010 and 2009 and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2010, 2009 and 2008.  These financial statements are the responsibility of the Fund’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Natural Gas Fund, LP as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP
Greenwood Village, Colorado
March 30, 2011

United States 12 Month Natural Gas Fund, LP
Statements of Financial Condition
At December 31, 2010 and 2009

	2010	2009
Assets
Cash and cash equivalents (Note 5)	$30,313,275	$32,056,391
Equity in UBS Securities LLC trading accounts:
Cash	6,966,692	3,940,416
Unrealized gain (loss) on open commodity futures contracts	(2,175,060)	1,662,670
Receivable from General Partner	151,689	136,678
Dividend receivable	1,063	729
Other assets	558	-

Total assets	$35,258,217	$37,796,884

Liabilities and Partners' Capital
General Partner management fees payable (Note 3)	$23,857	$14,983
Professional fees payable	205,005	140,800
Brokerage commissions payable	4,685	3,200
Other liabilities	2,657	753

Total liabilities	236,204	159,736

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	-
Limited Partners	35,022,013	37,637,148
Total Partners' Capital	35,022,013	37,637,148

Total liabilities and partners' capital	$35,258,217	$37,796,884

Limited Partners' units outstanding	1,000,000	700,000
Net asset value per unit	$35.02	$53.77
Market value per unit	$34.97	$54.20

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Schedule of Investments
At December 31, 2010

		Gain (Loss)
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG contracts, expire February 2011	63	$(481,780)	(1.38)
NYMEX Natural Gas Futures NG contracts, expire March 2011	63	(369,360)	(1.05)
NYMEX Natural Gas Futures NG contracts, expire April 2011	63	(245,660)	(0.70)
NYMEX Natural Gas Futures NG contracts, expire May 2011	63	(239,620)	(0.68)
NYMEX Natural Gas Futures NG contracts, expire June 2011	63	(321,180)	(0.92)
NYMEX Natural Gas Futures NG contracts, expire July 2011	63	(271,080)	(0.77)
NYMEX Natural Gas Futures NG contracts, expire August 2011	63	(178,230)	(0.51)
NYMEX Natural Gas Futures NG contracts, expire September 2011	63	(139,530)	(0.40)
NYMEX Natural Gas Futures NG contracts, expire October 2011	63	(80,810)	(0.23)
NYMEX Natural Gas Futures NG contracts, expire November 2011	63	19,150	0.05
NYMEX Natural Gas Futures NG contracts, expire December 2011	63	67,480	0.19
NYMEX Natural Gas Futures NG contracts, expire January 2012	63	65,560	0.19
Total Open Futures Contracts	756	$(2,175,060)	(6.21)

	Principal	Market
	Amount	Value
Cash Equivalents
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$11,507,524	$11,507,524	32.86
Goldman Sachs Financial Square Funds - Government Fund - Class SL	2,501,682	2,501,682	7.14
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	14,004,429	14,004,429	39.99
Total Cash Equivalents		$28,013,635	79.99

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Schedule of Investments
At December 31, 2009

		Gain (Loss)
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG contracts, expire February 2010	54	$235,080	0.62
NYMEX Natural Gas Futures NG contracts, expire March 2010	53	212,290	0.56
NYMEX Natural Gas Futures NG contracts, expire April 2010	53	171,100	0.46
NYMEX Natural Gas Futures NG contracts, expire May 2010	53	184,900	0.49
NYMEX Natural Gas Futures NG contracts, expire June 2010	54	162,430	0.43
NYMEX Natural Gas Futures NG contracts, expire July 2010	54	175,060	0.47
NYMEX Natural Gas Futures NG contracts, expire August 2010	53	162,010	0.43
NYMEX Natural Gas Futures NG contracts, expire September 2010	53	167,090	0.44
NYMEX Natural Gas Futures NG contracts, expire October 2010	54	137,960	0.37
NYMEX Natural Gas Futures NG contracts, expire November 2010	54	96,940	0.26
NYMEX Natural Gas Futures NG contracts, expire December 2010	53	66,030	0.18
NYMEX Natural Gas Futures NG contracts, expire January 2011	53	(108,220)	(0.29)
Total Open Futures Contracts	641	$1,662,670	4.42

	Principal	Market
	Amount	Value
Cash Equivalents
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$11,500,053	$11,500,053	30.56
Goldman Sachs Financial Square Funds - Government Fund - Class SL	8,500,000	8,500,000	22.58
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	6,000,000	6,000,000	15.94
Total Cash Equivalents		$26,000,053	69.08

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Operations
For the years ended December 31, 2010, 2009 and 2008

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2010	2009	2008
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$(9,574,510)	$934,900	$-
Change in unrealized gain (loss) on open positions	(3,837,730)	1,662,670	-
Dividend income	13,917	782	-
Interest income	1,610	169	-
Other income	8,000	4,000	-

Total income (loss)	(13,388,713)	2,602,521	-

Expenses
General Partner management fees (Note 3)	249,022	16,490	-
Professional fees	205,005	140,800	-
Brokerage commissions	12,869	9,284	-
Other expenses	16,070	753	-

Total expenses	482,966	167,327	-

Expense waiver (Note 3)	(151,688)	(136,678)	-

Net expenses	331,278	30,649	-

Net income (loss)	$(13,719,991)	$2,571,872	$-
Net income (loss) per limited partnership unit	$(18.75)	$3.77	$-
Net income (loss) per weighted average limited partnership unit	$(15.42)	$6.02	$-
Weighted average limited partnership units outstanding	889,863	427,273	-

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Changes in Partners' Capital
For the years ended December 31, 2010, 2009 and 2008

	General Partner	Limited Partners	Total

Balances, at Inception (June 27, 2007)	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2008	20	980	1,000
Addition of 800,000 partnership units	-	40,652,357	40,652,357
Redemption of 100,000 partnership units	(20)	(5,588,061)	(5,588,081)
Net income	-	2,571,872	2,571,872

Balances, at December 31, 2009	-	37,637,148	37,637,148
Addition of 800,000 partnership units	-	30,789,052	30,789,052
Redemption of 500,000 partnership units	-	(19,684,196)	(19,684,196)
Net loss	-	(13,719,991)	(13,719,991)

Balances, at December 31, 2010	$-	$35,022,013	$35,022,013

Net Asset Value Per Unit:
At June 27, 2007 (inception)	$-
At December 31, 2008	$-
At November 18, 2009 (commencement of operations)	$50.00
At December 31, 2009	$53.77
At December 31, 2010	$35.02

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Cash Flows
For the years ended December 31, 2010, 2009 and 2008

	Year ended	Year ended	Year ended
	December 31, 2010	December 31, 2009	December 31, 2008
Cash Flows from Operating Activities:
Net income (loss)	$(13,719,991)	$2,571,872	$-
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase in commodity futures trading account - cash	(3,026,276)	(3,940,416)	-
Unrealized (gain) loss on futures contracts	3,837,730	(1,662,670)	-
Increase in receivable from General Partner	(15,011)	(136,678)	-
Increase in dividend receivable	(334)	(729)	-
Increase in other assets	(558)	-	-
Increase in General Partner management fees payable	8,874	14,983	-
Increase in professional fees payable	64,205	140,800	-
Increase in brokerage commissions payable	1,485	3,200	-
Increase in other liabilities	1,904	753	-
Net cash used in operating activities	(12,847,972)	(3,008,885)	-

Cash Flows from Financing Activities:
Addition of partnership units	30,789,052	40,652,357	-
Redemption of partnership units	(19,684,196)	(5,588,081)	-

Net cash provided by financing activities	11,104,856	35,064,276	-

Net Increase (Decrease) in Cash and Cash Equivalents	(1,743,116)	32,055,391	-

Cash and Cash Equivalents, beginning of year	32,056,391	1,000	1,000
Cash and Cash Equivalents, end of year	$30,313,275	$32,056,391	$1,000

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Notes to Financial Statements
For the years ended December 31, 2010, 2009 and 2008

NOTE 1 - ORGANIZATION AND BUSINESS

The United States 12 Month Natural Gas Fund, LP (“US12NG”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007.  US12NG is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”).  US12NG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Amended and Restated Agreement of Limited Partnership dated as of October 30, 2009 (the “LP Agreement”).  The investment objective of US12NG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12NG’s expenses. US12NG accomplishes its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing  (collectively, “Other Natural Gas-Related Investments”).  As of December 31, 2010, US12NG held 756 Futures Contracts for natural gas traded on the NYMEX.

US12NG commenced investment operations on November 18, 2009 and has a fiscal year ending on December 31. United States Commodity Funds LLC (“USCF”) is responsible for the management of US12NG. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005.  USCF is also the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively.  As a result of the acquisition of the American Stock Exchange (the “AMEX”) by NYSE Euronext, each of USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“USSO”) and the United States Brent Oil Fund, LP (“USBO”), which listed their limited partnership units on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009 and “BNO” on June 2, 2010, respectively.  USCF is also the sponsor of the United States Commodity Index Fund (“USCI”) which listed its units on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010.  USCF has also filed a registration statement to register units of the United States Metals Index Fund, the United States Agriculture Index Fund and the United States Copper Index Fund.

US12NG issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. as the marketing agent (the “Marketing Agent”).  The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received. In addition, Authorized Purchasers pay US12NG a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”).  Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket.  Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of US12NG but rather at market prices quoted on such exchange.

In November 2009, US12NG initially registered 30,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”).  On November 18, 2009, US12NG listed its units on the NYSE Arca under the ticker symbol “UNL”.  On that day, US12NG established its initial net asset value by setting the price at $50.00 per unit and issued 200,000 units in exchange for $10,001,000.  US12NG also commenced investment operations on November 18, 2009 by purchasing Futures Contracts traded on the NYMEX based on natural gas.

As of December 31, 2010, US12NG had registered a total of 30,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date.  All such transactions are recorded on the identified cost basis and marked to market daily.  Unrealized gains or losses on open contracts are reflected in the statement of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.  Changes in the unrealized gains or losses between periods are reflected in the statement of operations.  US12NG earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points.  In addition, US12NG earns income on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

US12NG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), US12NG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position.  US12NG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states.  US12NG is not subject to income tax return examinations by major taxing authorities for years before 2007 (year of inception).  The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in US12NG recording a tax liability that reduces net assets.  However, US12NG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.  US12NG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the year ended December 31, 2010.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

US12NG receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption.  The amounts due from Authorized Purchasers are reflected in US12NG’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of US12NG in proportion to the number of units each partner holds as of the close of each month.  USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

US12NG’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. US12NG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period.  The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit.  The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period.  There were no units held by USCF at December 31, 2010.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by US12NG.  These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings.  These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform with the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires US12NG’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period.  Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of US12NG in accordance with the objectives and policies of US12NG.  In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to US12NG.  For these services, US12NG is contractually obligated to pay USCF a fee, which is paid monthly, that is equal to 0.75% per annum of average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

US12NG pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering.  These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale.  For the years ended December 31, 2010, 2009 and 2008, US12NG did not incur any registration fees and other offering expenses.

Directors’ Fees and Expenses

US12NG is responsible for paying its portion of the directors’ and officers’ liability insurance of USCF and the fees and expenses of the independent directors of USCF who are also USCF’s audit committee members.  Effective as of April 1, 2010, US12NG is responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF and each of the affiliated funds.  US12NG shares all director fees and expenses, including any that may become due pursuant to the deferred compensation agreements, with USOF, USNG, US12OF, UGA, USHO, USSO, and USBO based on the relative assets of each fund, computed on a daily basis.  These fees and expenses for the year ended December 31, 2010 amounted to a total of $1,107,140 for US12NG, USOF, USNG, US12OF, UGA, USHO, USSO and USBO, and US12NG’s portion of such fees and expenses was $7,571.  For the years ended December 31, 2009 and 2008, these fees and expenses were $433,046 and $282,000, respectively, and US12NG’s portion of such fees and expenses was $125 and $0, respectively.

Licensing Fees

As discussed in Note 4 below, US12NG entered into a licensing agreement with the NYMEX on December 4, 2007.  Pursuant to the agreement, US12NG and the affiliated funds managed by USCF, other than USBO and USCI, pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000.  During the years ended December 31, 2010, 2009 and 2008, US12NG incurred $8,499, $628 and $0, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with US12NG’s audit expenses and tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees, which are borne by USCF, are paid by US12NG.  These costs were approximately $155,000 for the year ended December 31, 2010.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, US12NG pays all brokerage fees and other expenses in connection with the operation of US12NG, excluding costs and expenses paid by USCF as outlined in Note 4 below.  USCF, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceed 0.15% (15 basis points) of US12NG’s NAV, on an annualized basis, through at least June 30, 2011.  USCF has no obligation to continue such payment into subsequent periods.

NOTE 4 - CONTRACTS AND AGREEMENTS

US12NG is party to a marketing agent agreement, dated as of October 30, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for US12NG as outlined in the agreement.  The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on US12NG’s assets up to $3 billion; and 0.04% on US12NG’s assets in excess of $3 billion.

The above fee does not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

US12NG is also party to a custodian agreement, dated November 3, 2009, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of US12NG. USCF pays the fees of the custodian, which are determined by the parties from time to time.  In addition, US12NG is party to an administrative agency agreement, dated as of November 3, 2009, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for US12NG.  USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to US12NG and each of the affiliated funds managed by USCF, as well as a $20,000 annual fee for its transfer agency services.  In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of US12NG’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, USBO’s and USCI’s combined net assets, (b) 0.0465% for US12NG’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, USBO’s and USCI’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once US12NG’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, USBO’s and USCI’s combined net assets exceed $1 billion.  The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000.  USCF also pays transaction fees ranging from $7.00 to $15.00 per transaction.

US12NG has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”).  The agreement requires UBS Securities to provide services to US12NG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through UBS Securities for US12NG’s account. In accordance with the agreement, UBS Securities charges US12NG commissions of approximately $7 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

On December 4, 2007, US12NG and the NYMEX entered into a licensing agreement whereby US12NG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks.  Under the licensing agreement, US12NG and the affiliated funds managed by USCF, other than USBO and USCI, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

US12NG expressly disclaims any association with the NYMEX or endorsement of US12NG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

US12NG engages in the trading of futures contracts, options on futures contracts and cleared swap contracts (collectively, “derivatives”).  US12NG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

US12NG may enter into futures contracts and options on futures contracts and may engage in cleared swap contracts to gain exposure to changes in the value of an underlying commodity.  A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place.  Some futures contracts may call for physical delivery of the asset, while others are settled in cash.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin.  The face or contract amounts reflect the extent of the total exposure US12NG has in the particular classes of instruments.  Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

Through December 31, 2010, all of US12NG’s investment contracts were exchange-traded futures contracts.  The liquidity and credit risks associated with exchange-traded contracts and cleared swaps are generally perceived to be less than those associated with over-the-counter transactions, since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties.  As of December 31, 2010, US12NG has not entered into any cleared swaps or over-the-counter transactions.  Over-the-counter transactions subject US12NG to the credit risk associated with counterparty non-performance.  The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. US12NG has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded.  However, as compared to its over-the-counter transactions, it may more easily realize value by reselling its futures contracts.  In addition, US12NG bears the risk of financial failure by the clearing broker.

US12NG’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements.  In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than the total of cash and other property deposited.  The insolvency of a futures commission merchant could result in the complete loss of US12NG’s assets posted with that futures commission merchant; however, the vast majority of US12NG’s assets are held in U.S. Treasuries, cash and/or cash equivalents with US12NG’s custodian and would not be impacted by the insolvency of a futures commission merchant.  Also, the failure or insolvency of US12NG’s custodian could result in a substantial loss of US12NG’s assets.

USCF invests a portion of US12NG’s cash in money market funds that seek to maintain a stable net asset value.  US12NG is exposed to any risk of loss associated with an investment in these money market funds.  As of December 31, 2010 and 2009, US12NG had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $37,279,967 and $35,966,807, respectively.  This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts.  Theoretically, US12NG is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short.  As both a buyer and a seller of options, US12NG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

US12NG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures.  In addition, US12NG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by US12NG are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2010, 2009 and 2008.  This information has been derived from information presented in the financial statements.

	Year Ended December 31, 2010	Year Ended December 31, 2009		Year Ended December 31, 2008

Per Unit Operating Performance:

Net asset value, beginning of year	$53.77	$50.00		$-
Total income	(18.21)	3.84		-
Net expenses	(0.54)	(0.07)		-
Net increase (decrease) in net asset value	(18.75)	3.77		-
Net asset value, end of year	$35.02	$53.77		$-

Total Return	(34.87)%	7.54%		-%

Ratios to Average Net Assets
Total income (loss)	(37.65)%	11.42%		-%
Management fees	0.70%	0.60	%*	-%
Total expenses excluding management fees	0.66%	5.49	%*	-%
Expenses waived	(0.43)%	(4.97	)%*	-%
Net expenses excluding management fees	0.23%	0.52	%*	-%
Net income (loss)	(38.58)%	11.28%		-%

*Annualized

Total returns are calculated based on the change in value during the period.  An individual unitholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from US12NG.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2010 and 2009.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2010	2010	2010	2010
Total Income (Loss)	$(9,365,648)	$1,819,125	$(6,531,792)	$689,602
Total Expenses	208,444	110,931	70,101	93,490
Expense Waivers	(138,538)	(30,482)	-	17,332
Net Expenses	69,906	80,449	70,101	110,822
Net Income (Loss)	$(9,435,554)	$1,738,676	$(6,601,893)	$578,780
Net Income (Loss) per Unit	$(13.23)	$1.82	$(8.03)	$0.69

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2009	2009	2009	2009
Total Income	$-	$-	$-	$2,602,521
Total Expenses	-	-	-	167,327
Expense Waivers	-	-	-	(136,678)
Net Expenses	-	-	-	30,649
Net Income	$-	$-	$-	$2,571,872
Net Income per Unit	$-	$-	$-	$3.77

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

US12NG values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement.  ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of US12NG (observable inputs) and (2) US12NG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly.  Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability.  Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy.  The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of US12NG’s securities at December 31, 2010 using the fair value hierarchy:

At December 31, 2010	Total	Level I	Level II	Level III

Short-Term Investments	$28,013,635	$28,013,635	$-	$-
Exchange-Traded Futures Contracts
United States Contracts	(2,175,060)	(2,175,060)	-	-

During the year ended December 31, 2010, there were no significant transfers between Level I and Level II.

The following table summarizes the valuation of US12NG’s securities at December 31, 2009 using the fair value hierarchy:

At December 31, 2009	Total	Level I	Level II	Level III

Short-Term Investments	$26,000,053	$26,000,053	$-	$-
Exchange-Traded Futures Contracts
United States Contracts	1,662,670	1,662,670	-	-

During the year ended December 31, 2009, there were no significant transfers between Level I and Level II.

Effective January 1, 2009, US12NG adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statement of Financial Condition Location	Fair Value At December 31, 2010	Fair Value At December 31, 2009

Futures -
Commodity Contracts	Assets	$(2,175,060)	$1,662,670

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2010		For the year ended December 31, 2009		For the year ended December 31, 2008
Derivatives not Accounted for as Hedging Instruments	Location of Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) Recognized in Income

Futures -	Realized gain	$(9,574,510)		$934,900		$-
Commodity Contracts	(loss) on closed positions

	Change in unrealized gain (loss) on open positions		$(3,837,730)		$1,662,670		$-

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.”  ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements.  Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required.  The implementation of ASU No. 2010-06 is not expected to have a material impact on US12NG’s financial statement disclosures.

NOTE 10 – SUBSEQUENT EVENTS

US12NG has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.